                                                                  EXECUTION COPY
                                                                  Exhibit 10.15





                             WATER SUPPLY AGREEMENT




                            Dated as of June 1, 1994


                                 By and Between


                         CENTRAL COAST WATER AUTHORITY


                                      and


                       SOUTHERN CALIFORNIA WATER COMPANY

                               TABLE OF CONTENTS

SECTION       TITLE                                               PAGE
Section  1.   Definitions......................................    1
Section  2.   Purpose..........................................    6
Section  3.   Construction and Operation.......................    7
Section  4.   Delivery of Water From the State
                Water Project..................................    7
Section  5.   Rates and Charges................................    9
Section  6.   Measurement of Water Delivered...................   10
Section  7.   No Authority Responsibility for
                Delivery and Distribution of Water
                by Contractor..................................   10
Section  8.   Curtailment of Delivery for
                Maintenance Purposes...........................   11
Section  9.   Sale or Other Disposition of Project
                Allotment by Contractor........................   11
Section 10.   Construction of the Project......................   11
Section 11.   Shortage In Water Supply.........................   14
Section 12.   Annual Budget and Billing Statement..............   15
Section 13.   Allocation of Costs and Expenses.................   15
Section 14.   Determination of Costs and Expenses..............   18
Section 15.   Time and Method of Payment.......................   18
Section 16.   Obligation in the Event of Default...............   20
Section 17.   Unutilized Project Allotment.....................   23
Section 18.   Transfers, Sales and Assignments
                of Project Allotment...........................   24
Section 19.   Additional Project Participants..................   25
Section 20.   Covenants of the Contractor......................   25
Section 21.   Covenants of the Authority.......................   26
Section 22.   Assignment of Contractor Rights
                Under Water Supply Retention Agreement.........   27
Section 23.   Term.............................................   27
Section 24.   Assignment.......................................   27
Section 25.   Termination and Amendments.......................   28
Section 26.   Effectiveness of this Agreement..................   29
Section 27.   Miscellaneous....................................   29
Section 28.   Indemnification..................................   29

                           EXHIBITS

Exhibit  A.   Schedule of Project Allotments...................  A-1
Exhibit  B.   Water Supply Costs...............................  B-1
Exhibit  C.   Form of Opinion of Contractor Counsel............  C-1
Exhibit  D.   Form of Opinion of Authority Special
                Counsel........................................  D-1
Exhibit  E.   Map of Project Reaches...........................  E-1
Exhibit  F.   List of notes, bonds or other obligations
                of the Contractor as of the date of
                execution to which Revenues of the
                Contractor are pledged.........................  F-1

Exhibit  G.  Schedule of Fixed O&M Costs by Treatment
               Plant and Project Reach.........................  G-1


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                             WATER SUPPLY AGREEMENT

     This Agreement, dated as of June 1, 1994, by and between the Central Coast Water Authority (the "Authority"), a joint exercise of powers agency duly organized and existing pursuant to the Joint Exercise of Powers Act (the "Joint Exercise of Powers Act"), commencing with California Government Code Section 6500 and Southern California Water Company (the "Contractor"), a corporation duly organized and validly existing under the laws of the State of California.

                                  WITNESSETH:

     WHEREAS, the Contractor and certain other water purveyors in Santa Barbara County have contractual rights to receive water from the State Water Project pursuant to the terms of the State Water Supply Contract and Water Supply Retention Agreements (capitalized terms used herein and not otherwise defined shall have the meanings set forth below);

     WHEREAS, in order for the Contractor to utilize such water rights, certain facilities, including the Project, must be constructed;

     WHEREAS, on June 4, 1991, the voters within the Contractor's service area approved the Contractor participating in the State Water Project in an amount not exceeding 9,000 acre feet per annum; and

     WHEREAS, the Authority and the Contractor now wish to enter into this Agreement to provide for the assignment by the Contractor to the Authority of its contractual rights to receive water from the State Water Project, and, upon compliance with all necessary state and federal law, including but not limited to the California Environmental Quality Act, to provide for the construction, operation and financing of the Project, for the sale by the Authority to the Contractor of the Contractor's Project Allotment and certain other matters;

     NOW THEREFORE, the parties hereto do agree as follows:

     Section 1. Definitions.

     The following terms shall, for all purposes of this Agreement have the following meanings:

     "Accountant's Report" means a report signed by an Independent Certified Public Accountant.

     "Additional Project Participant" means any public district, agency or entity or private water company, other than those entities listed in Part I of Appendix A hereto, which executes a

         Water Supply Agreement in accordance with Section 19 hereof, together with their respective successors or assigns.

     "Authority Bonds" means bonds, notes or other evidences of indebtedness of the Authority issued to finance or refinance the Project and includes additional Authority Bonds to complete the Project.

     "Authorized Representative" when used with respect to the Authority means the Manager or any other officer or employee of the Authority authorized to perform the specific acts or duties to be performed by resolution duly adopted by the Authority, and when used with respect to the Contractor means the Chairman of the Board of Directors or any other officer or employee of the Contractor authorized by resolution of the Contractor to perform the specific acts or duties to be performed by the Contractor.

     "Bond Resolution" means the resolution or resolutions providing for the issuance of Authority Bonds and the terms thereof.

     "CEQA" means the California Environmental Quality Act, Public Resources Code Section 21000 et seq. and the guidelines promulgated thereunder.

     "Consulting Engineer" means any firm of consulting engineers appointed by the Authority and expert in the construction of water supply projects similar to the Project.

     "Contract Payments" means the Fixed Project Costs, Fixed O&M Costs and the Variable O&M Costs payable by the Contractor hereunder.

     "Contractor" shall have the meaning assigned thereto in the preamble hereto.

     "Debt Service" means, as of the date of calculation and with respect to Authority Bonds, an amount equal to the sum of (i) interest accruing during such period on Authority Bonds of such series, except to the extent that such interest is to be paid from deposits made from Authority Bond proceeds or the investment earnings thereon and (ii) that portion of principal of Authority Bonds which would accrue during such period if such principal installment were deemed to accrue daily in equal amounts from the next preceding principal installment due date for such series (or, if there shall be no such preceding principal installment due date, from a date one Year preceding the date of such principal installment or from the date of issuance of the Authority Bonds of such series, whichever date is later). Such interest and principal installments for such series shall be calculated on the assumption that no Authority Bonds outstanding at the date of calculation will cease to be outstanding except by reason of the payment of principal on the due date thereof;

     provided further that, as to any such Authority Bonds bearing or comprising interest at other than a fixed rate, the rate of interest used to calculate Debt Service shall be one hundred ten percent (110%) of the greater of (a) the daily average interest rate on such Authority Bonds during the twelve (12) calendar months preceding the date of calculation (or the portion of the then current Fiscal Year that such Authority Bonds have borne interest) or (b) the most recent effective interest rate on such Authority Bonds prior to the date of calculation; and

     provided further that, as to any such Authority Bonds or portions thereof bearing no interest but which are sold at a discount and which discount accretes with respect to such Authority Bonds or portions thereof, such accreted discount shall be treated as interest in the calculation of Debt Service; and

     provided further that the amount on deposit in a debt service reserve fund on any date of calculation of Debt Service shall be deducted from the amount of principal due at the final maturity of the Authority Bonds for which such debt service reserve fund was established and in each preceding Year until such amount is exhausted.

     "Fiscal Year" means the twelve month period commencing on July 1 of each Year and ending on the following June 30 or such other twelve month period which may be designated by the Authority as its Fiscal Year.

     "Fixed O&M Costs" means operation, maintenance, power, replacement and other costs, including Project Operation and Maintenance Expenses and a reasonable reserve for contingencies and costs for reservation of the Contractor's Project Allotment of water under the State Water Contract, in each case incurred by the Authority with respect to the Project, irrespective of the amount of water delivered to the Project Participants.

     "Fixed Project Costs" means capital costs, but not including Debt Service, reserves for the payment of Debt Service and other payments under the Bond Resolution, other than payments constituting Fixed O&M Costs and Variable O&M Costs, of the Project in each case incurred by the Authority, irrespective of the amount of water delivered to the Project Participants.

     "Independent Certified Public Accountant" means any firm of certified public accountants appointed by the Contractor, or the Authority, as the case may be, and each of whom is independent pursuant to the Statement on Auditing Standards No. 1 of the American Institute of Certified Public Accountants.

     " Initial Operation Date" means the first date when the Project is available to provide water service to the Contractor, as shall be determined by the Board of Directors of the Authority in accordance with prudent utility practices.

     "Joint Powers Agreement" means the Joint Exercise of Powers Agreement -- Central Coast Water Authority, dated as of August 1, 1991, by and among the parties thereto.

     "Project" means the Mission Hills and Santa Ynez Extensions to the Coastal Aqueduct of the State Water Project, including the following: (i) a pipeline from the terminus of the Coastal Aqueduct of the State Water Project to the Mission Hills area of Santa Barbara County; (ii) a pumping plant in the Santa Maria/Casmalia area of Santa Barbara County; (iii) a pipeline from the Santa Maria/Casmalia pumping plant to the vicinity of Lake Cachuma in the upper
Santa Ynez Valley area of Santa Barbara County, including any facilities in the vicinity to Lake Cachuma necessary to deliver water to or through Lake Cachuma and the Tecolote Tunnel; (iv) a pumping plant in the Solvang/Santa Ynez area of Santa Barbara County, (v) turnout and metering facilities; (vi) the Treatment Plant; and (vii) all other associated facilities, rights, properties, electrical facilities and improvements appurtenant thereto as provided and necessary therefor. The definition of the Project shall be revised as provided in Section 3 hereof without amendment to this Agreement and may be otherwise amended in accordance with Section 25 hereof.

     "Project Allotment" means 500 acre-feet of water per year, unless such Project Allotment is reduced in accordance with the Water Supply Agreement.

     "Project Operation and Maintenance Expenses" means the costs spent or incurred by the Authority for maintaining and operating the Project, calculated in accordance with generally accepted accounting principles, including (among other things) the expenses of management and repair and other expenses necessary to maintain and preserve the Project, in good repair and working order, and including administrative costs of the Authority, salaries and wages of employees, payments to the Public Employees Retirement System, overhead, insurance, taxes (if any), fees of auditors, accountants, attorneys or engineers and insurance premiums, and including all other reasonable and necessary costs of the Authority, or charges required to be paid by it to comply with the terms of the Authority Bonds or of this Agreement, but excluding in all cases (i) depreciation, replacement and obsolescence charges or reserves therefor, (ii) amortization of intangibles or other bookkeeping entries of a similar nature, (iii) costs of capital additions, replacements, betterments, extensions or improvements to the Project, which under generally accepted accounting principles are chargeable to a capital account or to a reserve for depreciation, (iv) charges for the payment or principal and interest on the Authority Bonds, and (v) amounts due and payable pursuant to the State Water Supply Contract.

     "Project Participant" means the Contractor and each entity listed-in Part I of Appendix A hereto executing Water Supply Agreements with the Authority, and each Additional Contractor.

     "Reaches" means the segments of the Project from or through which Project Participants receive water which will be determined in accordance with Section 10(a) hereof.

     "Report" means a written report signed by an Authorized Representative of the Contractor setting forth the amount of water desired by the Contractor during each month of the succeeding six Years.

     "Request" means with respect to the Contractor, a written certificate of an Authorized Representative of the Contractor specifying the portion of the Contractor's Project Allotment which the Contractor requests be delivered by the Authority to the Contractor in each month of a Year in accordance with
Section 4 hereof.

     "State" means the State of California, including applicable departments and agencies thereof.

     "State Water Project" means those portions of the State Water Resources Development System (as defined in Section 12931 of the California Water Code) which provide water to the Authority pursuant to the State Water Supply Contract.

     "State Water Resources Control Board" means the Water Resources Control Board of the State of California, and any successor thereto.

     "State Water Supply Contract" means the Water Supply Contract between the State of California Department of Water Resources and the Santa Barbara County Flood Control and Water Conservation District, dated February 26, 1963, as amended to the date hereof and as such may be amended and supplemented from time to time, the rights and obligations under which have been assigned by the Santa Barbara County Flood Control and Water Conservation District to certain water purveyors in Santa Barbara County, including the Contractor, pursuant to the terms of Water Supply Retention Agreements, and which rights and obligations have been assigned by the Contractor to the Authority pursuant to the terms of the Water Supply Agreement, and as the same has been amended and supplemented in accordance with its terms to the date hereof.

     "Treatment Plant" means water treatment facilities which are located in San Luis Obispo or Santa Barbara County and with capacity sufficient so as to treat the project allotments of all

Project Participants, unless otherwise agreed by the Authority and the Contractor in accordance with Section 4(a) hereof, including all associated facilities, rights, properties, electrical facilities and improvements appurtenant thereto as provided and necessary therefor and including facilities, if any, at or associated with transporting treated water through Lake Cachuma or the Tecolote Tunnel.

     "Trustee" means the entity or entities designated by the Authority pursuant to any Bond Resolution to administer any funds or accounts required by such Bond Resolution or otherwise.

     "Variable 0 & M Costs" means the operation, maintenance, power, replacement and other costs, including Project Operation and Maintenance Expenses and costs and expenses to the Authority under the State Water Supply Contract and water supply costs at a cost per acre-foot established in accordance with Exhibit B hereto, incurred by the Authority in connection with the Project in an amount which is dependent upon and varies with the amount of water delivered to the Project Participants.

     "Water Supply Agreement" means this Agreement and each Water Supply Agreement by and between the Authority and a Project Participant, as the same may be amended or supplemented from time to time.

     "Water Supply Retention Agreement" means each of the Water Supply Retention Agreements between the Santa Barbara County Flood Control and Water Conservation District and certain water purveyors in Santa Barbara County, including the Contractor and each Project Participant.

     "Year" means the twelve-month period from January 1, through December 31, both dates inclusive.

     "Year of Initial Water Delivery" means the Year when Project water will first be available for delivery pursuant to a Water Supply Agreement.

     Section 2.  Purpose.

     The purpose of this Agreement is to assign certain contractual rights to water of the Contractor set forth in its Water Supply Retention Agreement to the Authority, and, upon compliance with necessary federal and state laws, including but not limited to CEQA, to sell Project Allotment available from the Project to the Contractor, to provide the terms and conditions of such delivery and sale. The Contractor acknowledges that the rights to water available to the Authority pursuant to the State Water Supply Contract, the Water Supply Retention Agreements and the Water Supply Agreements are subject to the terms of the State Water Supply Contract, the Water Supply Retention Agreements and the Water Supply Agreements which includes the limitation that such supply of water is interruptible in accordance with the State Water Supply Contract.

     Section 3. Construction and Operation.

     The Authority will use its best efforts to cause or accomplish the construction, operation and financing of the Project, the obtaining of all necessary authority and rights, and the performance of all things necessary and convenient therefor. Subject to Section 10 hereof, the Authority may contract with any public agency or private company for the design, construction, operation and maintenance of the Project or any portion thereof; provided that execution of such contract shall not affect the exclusion of interest on Authority Bonds from gross income for federal income tax purposes.

     Section 4. Delivery of Water From the State Water Project.

     (a) Request by Contractor. Pursuant to the terms of this Agreement, the Authority shall provide to the Contractor, and the Contractor shall take, or cause to be taken, in each Year an amount of water equal to the amount set forth in a Request of the Contractor, but in no event shall the Contractor request nor shall the Authority be obligated to deliver an amount of water in excess of the Contractor's Project Allotment.

     (b) Maximum Project Allotment. Under the State Water Supply Contract and Section 22 hereof, the Authority is entitled to an amount of water from the State Water Project equal to the Contractor's Project Allotment and, pursuant to the terms of this Agreement, the Authority shall make available to the Contractor its Project Allotment, subject to the availability of water and the interruption of water supply by the State in accordance with the State Water Supply Contract.

     (c) Points of Delivery. The Authority will do all things necessary and possible to deliver or cause to be delivered to or for the account of the Contractor, from water received by the Authority from the State Water Project, the amount of water specified in each Request at a point along the Project to be agreed upon by the Authority and the Contractor. The Authority will remain available to make or cause to be made all necessary and possible arrangements for transmission and delivery of such water in accordance with this Agreement.

     (d) Procedure for Determining Water Delivery Schedule. The amounts, times and rates of delivery of water to the Contractor during any Year shall be in accordance with a water delivery schedule for that Year, such schedule to be determined in the following manner:

     (1) On or before the date which is six weeks prior to the date the Authority must submit water delivery schedules to the



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
State under the State Water Supply Contract, the Contractor shall submit in writing to the Authority a preliminary water delivery schedule (subject to the provisions of the State Water Supply Contract) indicating the amounts of water desired by the Contractor during each month of the succeeding six (6) Years or such lesser or greater period as the Authority shall be required under the State Water Supply Contract to submit the Authority's preliminary water delivery schedule.

     (2) Upon receipt of a preliminary schedule the Authority shall review it and, after consultation with the Contractor, shall make such modifications in it as are necessary to insure that the amounts, times, and rates of delivery to the Contractor will be consistent with the Authority's overall delivery ability pursuant to the State Water Supply Contract, considering the then current delivery schedules of all Project Participants. Each Year, within 15 business days following receipt by the Authority from the State of the water delivery schedule, which is expected to be received by December 1 of each Year, the Authority shall determine and furnish to the Contractor the water delivery schedule for the next succeeding Year which shall show the amounts of water to be delivered to the Contractor during each month of that Year.

     (3) To the extent the Authority may amend its water delivery schedule with the State, a water delivery schedule may be amended by the Authority upon the Contractor's written request. Proposed amendments shall be submitted by the Contractor within a reasonable time before the desired change is to become effective, and shall be subject to review and modification by the Authority in like manner as the schedule itself.

     (e) Limit on Peak Deliveries of Water. In no event shall the Authority contract to deliver to the Contractor from the Project in any one month of any Year a total amount of water greater than such Contractor's Project Allotment multiplied by the percentage of water which the Authority is authorized to receive in any one month of any Year under the State Water Supply Contract; provided that to the extent that in any one month other Project Participants shall request less than the applicable percentage of their annual entitlement for any Year and consistent with the Authority's overall delivery ability, the Authority shall deliver on a pro rata basis a greater percentage of the annual entitlement to those Project Participants who shall Request such delivery in their water delivery schedule for such month; and -provided further that the percentage provided for above may be revised for a particular Project Participant after submission to the Authority of that Project Participant's requests with respect to maximum monthly deliveries, such revisions being subject to approval by the Authority.


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
     (f) Limit on Rate of Delivery to Contractor. In no event shall the Authority be obligated to deliver water to the Contractor through any delivery structure at a total combined instantaneous rate of flow exceeding the cubic feet per second which is determined upon the date of the Initial Operation Date, except as this rate of flow may be revised by amendment of this section by mutual agreement of the Authority and the Contractor.

     (g)          Delivery of water Not Delivered in Accordance with Schedule.
If in any Year the Authority, as a result of causes beyond its control, is unable to deliver any portion of the Contractor's Project Allotment for such Year as provided for in the delivery schedule established for that Year, the Contractor may elect to receive the amount of water which otherwise would have been delivered to it during such period at other times during the Year or succeeding Years, to the extent that such water is then available under the State Water Supply Contract and the Contractor's Water Supply Retention Agreement and such election is consistent with the Authority's overall delivery ability, considering the then current delivery schedules of all Project Participants.

     Section 5. Rates and Charges.

     (a) Establishment of Rates and Charges. The Authority shall fix charges to the Contractor under this Agreement to produce revenues to the Authority from the Project equal to the amounts anticipated to be needed by the Authority to meet the costs of the Authority to deliver the Contractor's Project Allotment through the Project, including but not limited to (i) Fixed Project Costs, (ii) Fixed O&M Costs, and (iii) Variable O&M Costs. The Authority shall fix charges to the Contractor to produce revenues to the Authority from the Project to meet the costs described in (i) and (ii) above as set forth in Section 13 hereof and to meet the cost described in (iii) above based on Requests of the Contractor for water and the amount of water received by the Authority from the State water-Project as set forth in Section 13 hereof.

     (b)         Insufficiency of Funds.  Because the funds provided under
Section 5(a) of this Agreement are based on estimates if such funds are not sufficient for such purposes, the Contractor shall pay to the Authority an amount equal to such Contractor's share of the total cost to pay Fixed Project Costs in the proportions established in accordance with Section 13 hereof. The obligation of this Section is incurred by the Contractor for the benefit of future owners of Authority Bonds, and shall commence and continue to exist and be honored by Contractor whether or not water is furnished to it from the Project at all times or at all (which provision may be characterized as an obligation to pay all costs on a take-or-pay basis whether or not water is delivered or provided and whether,or not the Project is completed or is operable.)

     (c) Source of Payments. The obligation of the Contractor to make payments under this Agreement is a general obligation of the Contractor.

     (d) Obligation Is Not Subject To Reduction. The Contractor shall make payments under this Agreement whether or not the Project is completed, operable, operated or retired and notwithstanding the suspension, interruption, interference, reduction or curtailment of operation of the Project or of water contracted for in whole or in part for any reason whatsoever. Such payments are not subject to any reduction, whether offset or otherwise, and are not conditioned upon performance by the Authority or any other Project Participant under this Agreement or any other agreement.

     (e) Several Obligation. Except as expressly set forth in Section 16(d) hereof, the Contractor shall not be liable under this Agreement for the obligations of any other Project Participant. The Contractor shall be solely responsible and liable for performance of its obligations under this Agreement, including the obligation pursuant to Section 16(d). The obligation of the Contractor to make payments under this Agreement is a several obligation and not a joint obligation with those of the other Project Participants.

         Section 6. Measurement of Water Delivered.

     The Authority shall measure, or cause to be measured, all water delivered to the Contractor and shall keep and maintain accurate and complete records thereof. For this purpose, the Authority shall install, operate, and maintain, or cause to be installed, operated and maintained, at all delivery structures for delivery of water to the Contractor such measuring devices and equipment as are satisfactory and acceptable to both parties. Said devices and equipment shall be examined, tested, and serviced by the Authority regularly to insure their accuracy. At any time or times, the Contractor may inspect such measuring devices and equipment, and the measurements and records taken therefrom.

     Section 7. No Authority Responsibility for Delivery and Distribution of Water by Contractor.

     To the extent permitted by law, neither the Authority nor any of its officers, agents, or employees shall be liable for the control, carriage, handling, use, disposal, or distribution of water supplied to the Contractor after such water has passed the delivery structures established in accordance with Section 4(c) hereof; nor for claim of damage of any nature whatsoever, including but not limited to property damage, personal injury or death, arising out of or connected with the control, carriage, handling, use, disposal or distribution of such water beyond said delivery structures and including attorneys fees and other costs of defense in connection therewith; the Contractor shall indemnify and hold harmless the Authority and its officers, agents, and employees from any such damages or claims of damages.

     Section 8. Curtailment of Delivery for Maintenance Purposes.

     (a) Authority May Curtail Deliveries. The Authority may temporarily discontinue or reduce the delivery of water to the Contractor hereunder for the purposes of necessary investigation, inspection, maintenance, repair, or replacement of any of the Project facilities necessary for the delivery of water to the Contractor. The Authority shall notify the Contractor as far in advance as possible of any such discontinuance or reduction, except in cases of emergency, in which case notice need not be given.

     (b)          Contractor May Receive Later Delivery of Water Not Delivered.
In the event of any discontinuance or reduction of delivery of water pursuant to subsection (a) of this Section, the Contractor may elect to receive the amount of water which otherwise would have been delivered to it during such period under the water delivery schedule for that Year at other times during the Year or succeeding Years to the extent that such water is then available under the State Water Supply Contract and such election is consistent with the Authority's overall delivery ability, considering the then current delivery schedules of all Project Participants.

     Section 9. Sale or Other Disposition of Project Allotment By Contractor.

     The Contractor may sell or otherwise dispose of all or any portion of its Project Allotment within the Santa Barbara County portion of its Santa Maria service area or to another Project Participant without approval by the Authority. The Contractor may otherwise sell or dispose of all or any portion of its Project Allotment, with the approval of the Authority which approval shall not be unreasonably withheld, provided that the Authority shall require that such a sale or other disposition outside of Santa Barbara County shall be subject to a right of first refusal of all Project Participants on a pro rata basis to take delivery of such Project Allotment on the same terms and conditions.

     Section 10.  Construction of the Project.

     (a)          Determination of Capacities of Reaches and Treatment Plant.
Unless otherwise determined by the Authority, the Reaches of the Project will consist of the Mission Hills I Reach, Mission Hills II Reach, Santa Ynez I Reach and Santa Ynez II Reach, each as identified in the map attached hereto as Exhibit E, with a turnout for the Contractor as determined by the

Authority, upon consultation with the Contractor. Unless otherwise agreed by the Authority and the Contractor, the Treatment Plant will have sufficient capacity to serve the Contractor.

     Subject to the rights of the Contractor under subdivision (b) of this Section and the other provisions of this Agreement, the Authority shall provide in each Reach of the Project such maximum monthly delivery capacity for the transport and delivery of water to the Contractor and shall provide in the Treatment Plant such maximum monthly treatment plant capacity as, in the judgment of the Authority, will best serve the interests of the Contractor and all other Project Participants entitled to delivery of water from or through the Project.

     (b) Criteria for Determining Capacity of Project. Subject to the State Water Supply Contract, the Authority shall design and construct the Project with the Reaches and Treatment Plant capacity determined as set forth in subsection (a) of this Section and necessary to enable delivery of water in each Year to the Contractor and to other Project Participants in the maximum monthly amounts and at the locations, times, and maximum rates specified or provided for in the respective Water Supply Agreements for such Year, and shall include in each such Reach such capacity determined as is set forth in subsection (a) of this Section which capacity is estimated to compensate for scheduled outages for purposes of necessary investigation, inspection, maintenance, repair or replacement of Project facilities, and for losses of water due to evaporation, leakage, seepage, or other causes; provided, that regulatory storage reservoirs included in the Project transportation facilities may be utilized in conjunction with conveyance capacity provided in the Project for delivery to the Contractor of the foregoing monthly amounts.

     (c) Inspection of Project Plans and Specifications; Preparation of Bid Materials; Award of Contracts. The Contractor shall have a reasonable opportunity to inspect and study the Authority's plans and specifications for all Project facilities and may make comments and recommendations thereon to the Authority. Unless otherwise determined by the Authority, the Authority shall prepare and put out to public bid a single set of bid materials (which may include multiple schedules) relating to construction and acquisition of each Reach and of the Treatment Plant. Prior to the award of any such contract or contracts, the Authority shall determine whether the total amount of such contract or contracts, together with contracts previously awarded with respect to the Project, together with the estimated costs for those portions of the Project for which contracts have not been awarded as determined by a Consulting Engineer, can be funded from the proceeds derived from Authority Bonds, estimated proceeds to be derived from any authorized but unissued Authority Bonds and other amounts then on deposit with the Authority and legally available therefor, including estimated investment earnings thereon. The Authority shall not award any contracts which would cause the Authority to be obligated for an amount which is in excess of the proceeds to be derived from Authority Bonds and other amounts on deposit with the Authority and legally available for the Project.

     (d) Failure to Complete the Project. Subject to the Water Supply Retention Agreements and notwithstanding the limitation contained in the second paragraph of subsection (b) of Section 13 hereof, in the event that the Project cannot be completed from the proceeds of Authority Bonds and other amounts on deposit with the Authority and legally available therefor, unless the Authority otherwise determines by a 2/3rd vote (computed in accordance with the Joint Powers Agreement), the Contractor shall be obligated to advance, upon reasonable notice, its pro rata share of the costs to complete the Project as a Fixed Project Cost notwithstanding the fact that the Contractor is receiving or may receive delivery of its Project Allotment through the portion of the Project already completed. Notwithstanding the foregoing, in the event that the Authority fails or is unable to complete construction of any portion or portions of the Project necessary to deliver water to the Contractor, and gives the Contractor written notice thereof, or by reason of such failure or inability to construct said facilities construction has ceased for a period of one (1) Year, the Contractor, if it is not then in default and without exclusion of such other rights as it may have under this Agreement, shall exercise one of following options:

              (1) The Contractor may, together with other Project Participants, contribute funds to the Authority in such amounts and at such times as may be necessary to enable the Authority to complete construction of such uncompleted portion or portions of the Project to the extent necessary for the transport and delivery of water to the Contractor and such other Project Participants; provided that the Authority shall be and remain the owner of such Project facilities or portions thereof constructed in whole or in part with funds provided by the Contractor, and shall be and remain obligated to operate, maintain, repair and replace such Project facilities to the full extent contemplated in this Agreement; provided further, that the Contractor shall be and remain obligated to pay its share of any Fixed Project Costs of the above-described Project facilities not paid for with such contributed funds, together with its share of the costs and expenses relating to the Project, including Variable O&M Costs and Fixed O&M Costs.

              (2) The Contractor may at its own expense, and on a joint venture basis if such an arrangement is made with other Project Participants having similar options, connect to the Project for the purpose of receiving water to which it is entitled under this Agreement. In such event and notwithstanding any other provisions of this Agreement, the structures for delivery of water to the Contractor pursuant hereto shall thereafter be deemed to be located at such point of connection. Specific arrangements for acquiring, constructing, operating, maintaining and replacing the Contractor's facilities at the point of connection thereof with the Authority's Project facilities shall be in accordance with terms and conditions mutually agreed upon by the parties; provided, that the Authority shall be and remain the owner of all facilities constructed by it to said point of connection, and the Contractor shall be and remain obligated to pay its share of the costs and expenses relating to the Project, including Fixed Project Costs, Variable O&M Costs and Fixed O&M Costs.

     Section 11.  Shortage in Water Supply.

     (a) Temporary Shortages; Delivery Priorities. In any Year in which there may occur a shortage or interruption due to drought or other temporary cause in the supply of water available for delivery to the Contractor, with the result that such supply is less than the total of the annual Project Allotments of all Project Participants for that Year, the Authority shall reduce the delivery of water to the Contractor based upon water use in accordance with the State Water Supply Contract.

     (b) Permanent Shortage Entitlements. In the event that the State is unable to construct sufficient additional conservation facilities to prevent a reduction in the minimum State Water Project yield, or if for any other reason there is a reduction in the minimum State Water Project yield, which, notwithstanding preventive or remedial measures taken or to be taken by the State, threatens a permanent shortage in the supply of State Water Project water to be made available to the Authority under the State Water Supply Contract, the Project Allotment of the Contractor shall be reduced in accordance with-the State Water Supply Contract.

     (c) No Liability for Shortages. Neither the Authority nor any of its officers, agents, or employees shall be liable for any damage, direct or indirect, arising from the shortages in the amount of water to be made available for delivery to the Contractor under this Agreement caused by non-availability of water to the Authority under the State Water Supply Contract or caused by drought, operation of area of origin statutes, or any other cause beyond its control.

     (d) Wheeling During Shortages. In the event that the Contractor's Project Allotment has been temporarily or permanently reduced, the Contractor may direct the Authority to deliver water acquired by the Contractor outside of Santa Barbara County and delivered through the Coastal Aqueduct, up to an amount equal to such reduction, subject to the Authority's overall delivery ability considering the then current delivery schedule of all Project Participants and subject to water quality requirements reasonably approved by the Authority. For purpose of Section 13 hereof, such water shall be treated as Project Allotment and the Authority shall not charge any fee in connection with the delivery of such water except Fixed O&M Costs and Variable O&M Costs which would be allocable to such Contractor's Project Allotment.

     Section 12.  Annual Budget and Billing Statement.

     Following receipt by the Authority from the State of a written statement of the credits and charges to the Authority under the State Water Supply Contract, the Board of Directors of the Authority will adopt an annual budget for the applicable Year for credits, costs and expenses relating to the Project, including Fixed Project Costs, Variable O&M Costs and Fixed O&M Costs and shall promptly give notice to each Project Participant of its projected share of such credits, costs and expenses; provided that in the event that the Authority shall not receive the written statement of credits and charges from the State by May 15 of any Year, the Board of Directors of the Authority shall adopt an annual budget by June 15 of such Year based upon its best estimates of credits, costs and expenses relating to the Project so that the Contractor may incorporate the applicable portion of such estimated credits, costs and expenses in its budget.

     Section 13.  Allocation of Costs and Expenses.

     For the purpose of allocations of costs and expenses pursuant to this Agreement, the Project shall be allocated (i) to such Reaches as are determined by the Authority to be necessary for such allocations of costs and (ii) to the Treatment Plant. Subject to such modifications as are determined by the Authority to be required by reason of any Request furnished by the Contractor to the Authority pursuant to Section 4 of this Agreement, or by reason of Water Supply Agreements entered into by the Authority with other Project Participants, the Reaches of the Project are to be established as set forth in
Section 10 of this Agreement. Except as permitted herein, the Authority shall not allocate costs and expenses in any way which discriminates among Project Participants which take delivery through the same Reaches.

     (a) Method of Computation of Fixed Project Costs. The Fixed Project Costs shall be sufficient to return to the Authority those capital costs of the Project necessary to treat and deliver water to the Contractor which are allocated to the Contractor pursuant to subdivision (b) oil this Section.

     (b) Allocation of Fixed Project Costs Among Contractors. The total amount of Fixed Project Costs of each Reach of the Project utilized by the Contractor shall be allocated to the Contractor based upon the ratio of the Project Allotments of the Contractor to the Project Allotments of all Project Participants (other than the City of Santa Maria, the Contractor and Vandenberg Air Force Base) utilizing such Reach are determined. The total amount of Fixed Project Costs of the Treatment Plant shall be allocated to the Contractor as provided in subsection (h) of this Section.

     Under no circumstances shall the Contractor be allocated Debt Service, reserves for payment of debt service or other payments under the Bond Resolution. If the Project costs less than the total amount of Authority Bond proceeds and other amounts deposited with the Authority and legally available therefor, the Authority shall return to the Contractor its pro rata share of excess moneys.

     (c) Method of Computation of Fixed O&M Costs. The Fixed O&M Costs shall return to the Authority those costs of the Project necessary to deliver water to the Project Participants which constitute Fixed O&M Costs incurred irrespective of the amount of water delivered to the Project Participants and which are allocated to the Project Participants pursuant to subsection (d) below; provided that to the extent permitted by law, the Authority may establish reasonable reserve funds to meet anticipated minimum replacement costs; and provided further deposits in such reserve funds by the Authority shall be made in such amounts so that such reserve funds will be adequate to meet such anticipated costs as they are incurred and shall be deemed to be a part of the Fixed O&M Costs for the Year in which such deposits are made.

     (d) Allocation of Fixed O&M Costs. The total amount of Fixed O&M Costs of the Treatment Plant for the respective Year shall be allocated to the Contractor as provided in subsection (h) of this Section. The total amount of Fixed O&M Costs of each Reach of the Project for the respective Year shall be allocated among all Project Participants entitled to delivery of water from or through each Reach based upon the ratio of the Project Allotment of each Project Participant to which water is delivered through the Reach to the total Project Allotment of all Project Participants to which water is delivered through the Reach.

     Fixed O&M Costs as are incurred generally for the Project first shall be allocated to the Treatment Plant and to each Reach in an amount which bears the same proportion to the total amount of such general costs that the amount of the costs incurred directly for the Treatment Plant and for the Reach bears to the total of all direct costs for the Treatment Plan and all Reaches.

     The projected amounts of Fixed O&M Costs to be allocated annually to the Contractor shall be determined by the Authority in accordance with the cost allocation principles and procedures set forth in this Section, which principles and procedures shall be controlling as to allocations of Fixed O&M Costs to the Contractor. The Contractor authorizes the Authority to set forth the appropriate percentages in Exhibit G of this Agreement as soon as design and cost estimates are prepared by it subsequent to receipt of requests from the Project Participants as to the maximum monthly delivery capability to be provided in each Reach for transport and delivery of water to the Project Participants and to revise the percentages from time to time in accordance with the cost allocation principles and procedures set forth in this Section.

     (e) Method of Computation of Variable O&M Costs. The Variable O&M Costs shall return to the Authority those costs of the Project which constitute Variable O&M Costs incurred in an amount which is dependent upon and varies with the amount of water delivered to the Contractor and which are allocated to the Contractor pursuant to subsection (f) of this Section; provided that to the extent permitted by law, the Authority may establish reasonable reserve funds to meet anticipated Variable O&M Costs; and provided further deposits in such reserve funds by the Authority shall be made in such amounts so that such reserve funds will be adequate to meet such anticipated costs as they are incurred and shall be deemed to be a part of the Variable O&M Costs for the Year in which such deposits are made.

     (f) Allocation of Variable O&M Costs. The total amount of Variable O&M Costs of the Treatment Plant shall be allocated to the Contractor as provided subsection (h) of this Section. There shall be computed for each Reach of the Project a charge per acre-foot of water which will return to the Authority the total projected Variable 0&M Costs of each Reach for the respective Year. The amount of the Variable O&M Costs for each Reach of the Project shall be the sum of the products obtained when the charges per acre-foot of water determined above for each Reach necessary to deliver water to the Contractor are multiplied by the number of acre-feet of water delivered to the Contractor from or through that Reach during the Year; provided, that when water has been requested by a Contractor and delivery thereof has been commenced by the Authority, and, through no fault of the Authority, such water is wasted as a result of failure or refusal by the Contractor to accept delivery thereof, the amount of said Variable O&M Costs to be paid by such Contractor during such period shall be the product of the above sum and the sum of the number of acre-feet of water delivered to the Contractor and the number of acre-feet wasted.

     (g) Revenue From Power Recoverv Plants. There shall be credited against the amount of the Variable O&M Costs to be paid by the Contractor, as determined pursuant to subdivision (e) of this Section, a portion of the projected net value of any power recovered during the respective Year at Project power recovery plants located upstream from the delivery structures for delivery of water to the Contractor. Such portion shall be in an amount which bears the same proportion to said projected net value that the number of acre-feet of water delivered to the Contractor through said plants during the Year bears to the number of acre-feet of water delivered to all Project Participants through said plants during the Year.

     (h) Treatment Plant. The allocation of Fixed Project Costs, Fixed O&M Costs and Variable O&M Costs with respect to the Treatment Plant shall be allocated among the Project Participants in accordance with provisions determined by the Authority prior to the issuance of Authority Bonds; provided, that the formula shall be agreed upon by (i) Project Participants with a majority of Project Allotment taking delivery of Project Allotment north of the terminus of Mission Hills II Reach, (ii) Project Participants with a majority of Project Allotment taking delivery of Project Allotment south of the terminus of Mission Hills II Reach and north of the terminus of Santa Ynez I Reach, and
(iii) Project Participants with a majority of Project Allotment taking delivery of Project Allotment south of the terminus of Santa Ynez I Reach.

     Section 14.  Determination of Costs and Expenses.

     The Authority shall determine the values and amounts of Fixed Project Costs, Fixed O&M Costs and Variable O&M Costs in order that the costs and expenses to the Contractor may accurately reflect increases or decreases from Year to Year in projected costs, annual Project Allotments, estimated deliveries, and all other factors which are determinative of such charges. In addition, each such determination shall include an adjustment to be paid by the Contractor for succeeding Years which shall account for the differences, if any, between projections of costs used by the Authority in determining the amounts of said costs and expenses for all preceding Years and actual costs incurred by the Authority during such Years.

     Section 15.  Time and Method of Payment.

     (a) Initial Payment - Fixed Project Costs. Payments by the Contractor of the Fixed Project Costs shall commence on the date which is 30 days subsequent to the effectiveness of this Section in accordance with Section 26 hereof and shall occur on June 1 of each Year thereafter.

     (b) Initial Payment - Fixed O&M Costs. Payments by the Contractor of the Fixed O&M Costs shall commence for the Treatment Plant and each Reach on the June 1 preceding the estimated Year of the Initial Operation Date.

     (c) Initial Payment - Variable O&M Costs. Payments by the Contractor of the Variable O&M Costs shall commence on the January 1, April 1, July 1 or October 1 which is closest to, but is at least three months immediately preceding, the date on which initial water delivery is estimated to be made to the Contractor.

     (d) Statement of Charges. The Authority shall within 30 days of the receipt from the State of the written statement of the charges to be paid by the Authority and credits to be received by the Authority under the State Water Supply Contract (but in no event later than June 15 of each Year), furnish the Contractor with a written statement of the estimated Fixed Project Costs and Fixed O&M Costs of the Contractor for the next succeeding Fiscal Year, taking into account applicable credits received by the Authority and estimated investment earnings on moneys related to the Project held by the Authority; provided, that amounts paid to the Authority for Fixed Project Costs shall not be invested at a yield or in any manner, which would result in interest on any Authority Bonds being includable in gross income for federal income tax purposes. The Authority shall, on or before March 15, June 15, September 15 and December 15 of each Year, commencing with the Fiscal Year in which the Initial Operation Date is estimated to occur furnish the Contractor with a statement of the charges to the Contractor for the Variable O&M Costs for the three-month period commencing on the July 1, October 1, January 1 or April 1, commencing three and one-half months subsequent to such date.

     (e) Times of Payment - Fixed Project Costs. The Contractor shall pay to the Authority, on or before June 1 of each Year, commencing as set forth in subsection (a) of this Section, 100% of the charge to the Contractor for the next succeeding Fiscal Year of the Fixed Project Costs.

     (f) Times of Payment - Fixed O&M Costs. The Contractor shall pay to the Authority, on or before June 1 of each Year commencing with the Year preceding the Year of, anticipated initial water delivery to the Contractor, the sum of the charges to the Contractor for the Year or partial Year for the Fixed O&M Costs.

     (g) Times of Payment - Variable O&M Costs. The Contractor shall pay to the Authority the charges to the Contractor for the Variable O&M Costs for the three-month period commencing on the next succeeding January 1, April 1, July 1 or October 1 so that the Authority receives quarterly payments of Variable O&M Costs three months in advance of the time when such Variable O&M Costs will begin to be incurred by the Authority.

     (h) Contest of Accuracy of Charges. If a Contractor questions or disputes the correctness of any billing statement by the Authority, it shall pay the Authority the amount claimed when due and shall within thirty (30) days of receipt of such billing statement request an explanation from the Authority. If the bill is determined to be incorrect, the Authority will adjust the bill to such Contractor in the next Fiscal Year. If the Authority and the Contractor fail to agree on the correctness of a bill, within thirty (30) days after the Contractor has requested an explanation, the parties shall promptly submit the dispute to arbitration under Section 1280 et seq. of the Code of Civil Procedure.

     Section 16.  Obligation in the Event of Default.

     (a) Written Demand Upon Failure to Make Payment. Upon failure of the Contractor to make any payment in full when due under this Agreement or to perform any other obligation hereunder, the Authority shall make written demand upon the Contractor, and if said failure is not remedied within thirty (30) days from the date of such demand or, if Authority Bonds are outstanding, for such additional time as is reasonably required, in the sole discretion of the Trustee, to correct the same, such failure shall constitute a default at the expiration of such period. Notice of such demand shall be provided to each other Project Participant by the Authority. Upon failure of the Authority to perform any obligation of the Authority hereunder, the Contractor shall make written demand upon the Authority, and if said failure is not remedied within thirty (30) days from the date of such demand or, if Authority Bonds are outstanding, for such additional time as is reasonably required, in the sole discretion of the Trustee, to correct the same, such failure shall constitute a default at the expiration of such period. Notice of such demand shall be provided to each Project Participant by the Contractor making such written demand.

     In addition to any default resulting from breach by the Authority or the Contractor of any agreement, condition, covenant or term hereof, if the Authority or the Contractor shall file any petition or institute any proceedings under any act or acts, state or federal, dealing with or relating to the subject of bankruptcy or insolvency or under any amendment of such act or acts, either as a bankrupt or as an insolvent or as a debtor or in any similar capacity, wherein or whereby the Authority or the Contractor asks or seeks or prays to be adjudicated a bankrupt, or is to be discharged from any or all of its debts or obligations, or offers to its creditors to effect a composition or extension of time to pay its debts, or asks, seeks or prays for a reorganization or to effect a plan of reorganization or for a readjustment of its debts or for any other similar relief, or if the Authority or the Contractor shall make a general or any assignment for the benefit of its creditors, then in each and every such case the Authority or the Contractor, as the case may be, shall be deemed to be in default hereunder.

     (b) Transfer for Defaulting Contractor's Account. Upon the failure of the Contractor to make any payment which failure constitutes a default under this Agreement, the Authority shall use its best efforts to transfer for the Contractor's account all or a portion of the Contractor's Project Allotment for all or a portion of the remainder of the term of this Agreement. Notwithstanding that all or any portion of the Contractor's Project Allotment is so transferred, the Contractor shall remain liable to the Authority to pay the full amount of its share of costs hereunder as if such sale or transfer has not been made, except that such liability shall be discharged to the extent that the Authority shall receive payment from the transferee thereof.

     (c) Termination of Entitlement to Project Allotment; Continuing Obligations. Upon the failure of the Contractor to make any payment which failure constitutes a default under this Agreement and causes the Authority to be in default under the State Water Supply Contract or any Bond Resolution, the Authority may (in addition to the remedy provided by subsection (b) of this Section) terminate the provisions of this Agreement insofar as the same entitle the Contractor to its Project Allotment. Irrespective of such termination, the obligations of the Contractor shall remain liable to the Authority to pay the full amount of costs hereunder this Agreement shall continue in full force and effect.

     (d) Increase in Nondefaulting Contractor Costs. Upon the failure of any Project Participant taking delivery of its Project Allotment north of the terminus of the Mission Hills II Reach to make any payment which failure constitutes a default under its respective Water Supply Agreement, and except as transfers are made pursuant to subsection (b) of this Section of the applicable Water Supply Agreement, (i) the Fixed Project Costs, Fixed O&M Costs and Variable O&M Costs of each nondefaulting Project Participant taking delivery of its respective Project Allotment north of the terminus of the Mission Hills II Reach shall be automatically increased for each Year of the remaining term of the applicable water Supply Agreement pro rata with those of the other nondefaulting Project Participant taking-delivery of its Project Allotment north of the terminus of the Mission Hills II Reach and (ii) such defaulting Project Participant's Project Allotment shall be reduced correspondingly; provided, however, that the sum of such increases for any such nondefaulting Project Participant in any Year shall not exceed, without written consent of such nondefaulting Project Participant, an accumulated maximum of 25% of the nondefaulting Project Participant's Fixed Project Costs (computed for this purpose as if each Project Participant had financed its share of Project costs through the issuance of Authority Bonds), Fixed O&M Costs and Variable O&M Costs in such Year determined as nearly as practicable under the circumstances as if the defaulting Project Participant were not in default. Upon payment of such increase, a nondefaulting Project Participant shall be entitled to take delivery of its pro rata share of such defaulting Project Participant's Project Allocation.

     Upon the failure of any Project Participant taking delivery of its Project Allotment south of the terminus of the Mission Hills II Reach to make any payment which failure constitutes a default under its respective Water Supply Agreement, and except as transfers are made pursuant to subsection (b) of this Section of the applicable Water Supply Agreement, (i) the Fixed Project Costs, Fixed O&M Costs and Variable O&M Costs of each nondefaulting Project Participant taking delivery of its respective Project Allotment south of the terminus of the Mission Hills II Reach shall be automatically increased for each Year of the remaining term of the applicable Water Supply Agreement pro rata with those of the other nondefaulting Project Participant taking delivery of its Project Allotment south of the terminus of the Mission Hills II Reach and (ii) such defaulting Project Participant's Project Allotment shall be reduced correspondingly; provided, however, that the sum of such increases for any such nondefaulting Project Participant in any Year shall not exceed, without written consent of such nondefaulting Project Participant, an accumulated maximum of 25% of the nondefaulting Project Participant's Fixed Project Costs (computed for this purpose as if each Project Participant had financed its share of Project costs through the issuance of Authority Bonds), Fixed O&M Costs and Variable O&M Costs in such Year determined as nearly as practicable under the circumstances as if the defaulting Project Participant were not in default. Upon payment of such increase, a nondefaulting Project Participant shall be entitled to take delivery of its pro rata share of such defaulting Project Participant's Project Allocation.

     (e) Right of Recovery From Defaulting Project Participant. If a Project Participant shall fail or refuse to pay any amounts due to the Authority, the fact that the Project Participant has increased its obligation to make such payments shall not relieve the defaulting Project Participant of its liability for such payments, and the Project Participant shall have a right of recovery from the defaulting Project Participant to the extent of such respective increase in obligation caused by the defaulting Project Participant.

     (f) Enforcement of Remedies. In addition to the remedies set forth in this Section, upon the occurrence of an Event of Default as defined herein, the Authority or the Contractor, as the case may be, shall be entitled to proceed to protect and enforce the rights vested in such party by this Agreement by such appropriate judicial proceeding as such party shall deem most effectual, either by suit in equity or by action at law, whether for the specific performance of any covenant or agreement contained herein or to enforce any other legal or equitable right vested in such party by this Agreement or by law. The provisions of this Agreement and the duties of each party hereof, the respective boards, officers or employees shall be enforceable by the other party hereto by mandamus or other appropriate suit, action or proceeding in any court of competent jurisdiction, with the losing party paying all costs and attorney fees. Without limiting the generality of the foregoing, the Authority or the Contractor, as the case may be, shall have the right to bring the following actions:

              (1) Accounting. By action or suit in equity to require the board of the Authority or the Contractor, its officers and employees and its assigns to account as the trustee of an express trust.

              (2) Injunction. By action or suit in equity to enjoin any acts or things which may be unlawful or in violation of the rights of the Authority or the Contractor, as the case may be.

     In addition, in the event of a dispute between the Authority or the Contractor with respect to the terms of the Agreement, the Authority and the Contractor agree to submit such matter to arbitration under Section 1280 et seq. of the Code of Civil Procedure with the losing party paying all costs and attorney fees.

     (g) Waiver. The waiver by the Authority or the Trustee of any breach by the Contractor of any agreement, condition, covenant or term hereof shall not operate as a waiver of any subsequent breach of the same or any other agreement, condition, covenant or term hereof.

     (h) Trustee is Third Party Beneficiary. Any Trustee for Authority Bonds shall have the right, as a third party beneficiary, to initiate and maintain suit to enforce this Agreement to the extent provided in any Bond Resolution.

     Section 17.  Unutilized Project Allotment.

     When the Contractor has a Project Allotment that exceeds that Contractor's needs or demands in any one Year, the Authority shall, if requested by the Contractor to do so, transfer unutilized Project Allotment in the following manner:

              (a) The Authority shall use its best efforts to transfer such unutilized Project Allotment at a cost at least equal to the Contractor's Fixed Project Costs, Fixed O&M Costs, Variable O&M Costs, and any other reasonable identifiable costs therefor with respect to such unutilized Project Allotment and credit such payments received therefor to the Contractor; provided that if the Authority has received requests from Project Participants to transfer more State Water Project water than can be transferred, the Authority shall transfer unutilized State Water Project water on a pro rata basis based upon such requesting Project Participants' Project Allotments.

                      (b) Other Project Participants shall have a right of first refusal to take delivery of the Contractor unutilized Project Allotment, at the costs set forth in subsection (a) of this Section.

     In the event the Authority is unable to transfer unutilized Project Allotment, the provisions of Section 5 hereof shall apply. To the extent that the Authority is unable to transfer the Contractor's unutilized Project Allotment to other Project Participants, the Authority may make such unutilized Project Allotment available to other water purveyors within Santa Barbara County; provided that the Contractor shall not be relieved of any of its obligations hereunder as a result of such water being made available to other water purveyors.

     Nothing in this Section shall affect the rights of the Contractor to sell or otherwise dispose of its Project Allocation in accordance with Section 9 hereof.

     Section 18.  Transfers, Sales and Assignments of Project Allotment.

     (a) Transfer of Project Allotment. The Contractor has rights to make voluntary transfers, sales, assignments and exchanges (collectively "transfers") of its rights under this Agreement only as expressly provided in this Agreement.

     (b) Transfer of Ownership. The Contractor shall not transfer ownership of all or any substantial portion of rights under this Agreement to another entity until it has first complied with the provisions of this subsection.

              (1) Such disposition or transfer shall be under terms and conditions that provide assurance that the obligations of the Contractor under this Agreement, and that the Authority's obligations under this Agreement, and any Bond Resolution, and under other agreements made or to be made by the Authority to carry out the Project, will be promptly and adequately met. The Authority may require that sufficient moneys of the Contractor to discharge such obligations be irrevocably set aside and maintained in a trust account, as a condition to the transfer all or a portion of its rights under this Agreement, if no other adequate assurance is available.

              (2) The Contractor shall give ninety (90) days advance written notice to the Authority of any proposed transfer pursuant to this subsection. Appendix A to this Agreement shall be amended as appropriate to reflect any transaction pursuant to this subsection.

     (c)  Maintenance of Tax-Exempt Status of Authority Bonds.
Notwithstanding any other provision of this  Agreement,  the

Contractor shall not transfer, assign, sell or exchange any portion of the Project Allotment, directly or indirectly, in any manner, and shall not take or permit to be taken any other action or actions, which would result in any of the Authority Bonds being treated as an obligation not described in Section 103(a) of the Internal Revenue Code of 1986, as amended, by reason of classification of such Authority Bond as a "private activity bond" within the meaning of Section 141 of said Code or for any other reason.

     Section 19.  Additional Project Participants.

     (a) Additional Project Participants. The Contractor acknowledges that the Authority may enter into Water Supply Agreements with Additional Project Participants subsequent to the execution of this Agreement to the extent the Authority determines that sufficient capacity exists to supply such Additional Project Participant's Project Allotment consistent with the Authority's overall delivery abilities. Upon execution of a Water Supply Agreement with an Additional Project Participant, the Authority shall promptly provide to the Contractor a revised Exhibit A to this Agreement setting forth the revised list of Project Allotments of the Project Participants. No Water Supply Agreement with an Additional Project Participant shall affect the Contractor's Project Allotment. The Water Supply Agreement with such Additional Project Participant shall establish a price (which may be $O) to be paid by the Additional Project Participant to the Contractor an amount which reasonably compensates the Contractor for Fixed Project Costs and Fixed O&M Costs previously paid by the Contractor which are fairly allocable to the Additional Project Participant.

     (b)          Maintenance of Tax-Exempt Status of Authority Bonds.
Notwithstanding any other provision of this Agreement, the Authority shall not execute a Water Supply Agreement with an Additional Project Participant if execution of such Water Supply Agreement would result in any of the Authority Bonds being treated as an obligation not described in Section 103(a) of the Internal Revenue Code of 1986, as amended, by reason of classification of such Authority Bond as a "private activity bond" within the meaning of Section 141 of said Code.

     Section 20.  Covenants of the Contractor.

     (a)      Accounting Records and Financial Statements.

              (i) The Contractor will keep appropriate accounting records in which complete and correct entries shall be made of all transactions relating to the Contractor's Project Allotment, which records shall be available for inspection by the Authority and the Trustee at reasonable hours and under reasonable conditions.

              (ii) The Contractor will prepare and file with the Authority annually within one hundred eighty (180) days after the close of each Contractor fiscal year (commencing with the fiscal year ending December 31, 1994) financial statements of the Contractor for the preceding Fiscal Year prepared in accordance with generally accepted accounting principles, together with an Accountant's Report thereon. The Contractor will promptly furnish a copy of such Accountants Report to the Authority and to the Trustee.

     (b) Protection of Security and Rights of the Authority. The Contractor will preserve and protect the rights of the Authority and the Trustee to the obligations of the Contractor hereunder and will warrant and defend such rights against all claims and demands of all persons.

     (c) Further Assurances. The Contractor will adopt, deliver, execute and make any and all further assurances, instruments and resolutions as may be reasonably necessary or proper to carry out the intention or to facilitate the performance hereof and for the better assuring and confirming unto the Authority and the Trustee of the rights and benefits provided to them herein.

     Section 21.  Covenants of the Authority.

     (a) The Authority shall procure and maintain or cause to be procured and maintained insurance on the Project with responsible insurers so long as such insurance is available from reputable insurance companies, or, alternatively, shall establish a program of self- insurance, or participate in a joint powers agency providing insurance or other pooled insurance program, covering such risks, in such amounts and with such deductibles as shall be determined by the Authority. The Authority shall indemnify and hold harmless the Contractor from any liability for personal injury or property damage resulting from any accident or occurrence arising out of or in any way related to the construction or operation of the Project; provided, however, that such liability of the Authority shall be limited to the extent the proceeds of insurance and other moneys available to the Authority hereunder are available therefor.

     (b)     Accounting Records and Financial Statements.

             (i) The Authority will keep appropriate accounting records in which complete and correct entries shall be made of all transactions relating to the Project, which records shall be available for inspection by the Contractor at reasonable hours and under reasonable conditions.

             (ii) The Authority will prepare annually within one hundred eighty (180) days after the close of each Fiscal Year
     (commencing with the Fiscal Year ending June 30, 1992) financial statements of the Authority for the preceding Fiscal Year prepared in accordance with generally accepted accounting principles, together with an Accountant's Report thereof. The Authority will promptly furnish a copy of such Accountant's Report to the Contractor and to the Trustee.

     (c) The Authority shall comply with all state and federal laws applicable to the Authority and the Project, including but not limited to CEQA.

     Section 22. Assignment of Contractor Rights under Water Supply Retention Agreement.

     The Contractor hereby irrevocably assigns to the Authority all of its rights and obligations under the Water Supply Retention Agreement to 500 acre feet per year of the contractor's entitlement thereunder provided however that in the event that the Contractor's Project Allotment in less than its entitlement under the Water Supply Retention Agreement, such assignment shall not include the Contractor's entitlement thereunder in excess of its Project Allotment.

     Section 23.  Term.

     (a) No provision of this Agreement shall take affect until it has been duly executed and delivered to the Authority together with an opinion of 0'Melveny & Myers in substantially the form attached hereto as Exhibit C, an opinion for the Authority of Brown & Wood, Special Counsel to the Authority, in substantially the form attached hereto as Exhibit D and receipt by the Authority of $687,080.90 or a letter of credit in form and substance satisfactory to the Authority as a deposit to be applied to payment of Fixed Project Costs.

     (b)         The term of this Agreement shall continue until the later of
(i) the termination of the State Water Supply Contract or (ii) the date on which no Authority Bonds remain outstanding.

     Section 24.  Assignment.

     The Authority may pledge and assign to any Trust for Authority Bonds, all or any portion of the payments received under this Agreement from the Contractor and the Authority's other rights and interests under this Agreement. Such pledge and assignment by the Authority shall be made effective for such time as the Authority shall determine and provide that the Trustee shall have the power to enforce this Agreement in the event of a default by the Authority under a Bond Resolution. The Contractor may assign its rights under this Agreement only in accordance with Section 18 hereof.

     Section 25.  Termination and Amendments.

     This Agreement shall not be subject to termination by any party under any circumstances, whether based upon the default of any other party under this Agreement, or any other instrument, or otherwise, except as specifically provided herein.

     Except as otherwise provided in this Agreement, on and after the date Authority Bonds are issued and so long as any Authority Bonds are outstanding in accordance with the applicable Bond Resolution, Section 5(a), (c) and (d), 13(a) and (b), 15(a) and (e), 16, 20, 22 and 23 of this Agreement shall not be amended, modified or otherwise changed or rescinded by agreement of the parties without the consent of each Trustee for Authority Bonds whose consent is required under the applicable Bond Resolution. This Agreement may only be otherwise amended, modified, changed or rescinded in writing by each of the parties hereto.

     Notwithstanding the foregoing, the sections of this Agreement set forth in the prior paragraph of this Section may be amended without the consent of each Trustee for Authority Bonds for any of the following purposes:

     (a) to add to the agreements, conditions, covenants and terms contained herein required to be observed or performed by the Authority or the Contractor other agreements, conditions, covenants and terms hereafter to be observed or performed by the Authority or the Contractor, or to surrender any right reserved herein to or conferred herein on the Authority or the Contractor, and which in either case shall not adversely affect the interests of the owners of any Authority Bonds;

     (b) to make such provisions for the purpose of curing any ambiguity or of correcting, curing or supplementing any defective provision contained herein or in regard to questions arising hereunder which the Authority or the Contractor may deem desirable or necessary and not inconsistent herewith, and which shall not materially adversely affect the interests of the owners of any Authority Bonds;

     (c) to make any modifications or changes necessary or appropriate in the opinion of a firm of nationally recognized standing in the field of law relating to municipal bonds to preserve or protect the exclusion from gross income of interest on the Authority Bonds for federal income tax purposes;

     (d) to make any modifications or changes to this Agreement in order to enable the execution and delivery of Authority Bonds on a parity with any Authority Bonds previously issued and to make any modifications or changes necessary or appropriate in connection with the execution and delivery of Authority Bonds;

     (e) to make any other modification or change to the provisions of this Agreement which does not materially adversely affect the interests of the owners of any Authority Bonds;

     (f) to make changes to the definition of "Project", including but not limited to changes resulting from the operation of Section 3 hereof; provided that no such amendment shall cause the Project to vary from the facilities approved by the voters within the contractor.

     Section 26.  Effectiveness of this Agreement.

     Each party hereto acknowledges that the Authority could not determine to undertake certain activities with respect to the Project prior to completion of certain activities under CEQA. The Authority hereby confirms to the Contractor that CEQA has been complied with such that this Agreement shall be effective.

     Section 27.  Miscellaneous.

     The headings of the sections hereof are inserted for convenience only and shall not be deemed a part of this Agreement.

     If any one or more of the covenants or agreements provided in this Agreement to be performed should be determined to be invalid or contrary to law, such covenant or agreement shall be deemed and construed to be severable from the remaining covenants and agreements herein contained and shall in no way affect the validity of the remaining provisions of this Agreement.

     This Agreement may be executed in several counterparts, all or any of which shall be regarded for all purposes as one original and shall constitute and be but one and the same instrument.

     This Agreement shall be governed by and construed in accordance with the laws of the State of California.

     Section 28.  Indemnification.

     The Contractor agrees to indemnify the Authority for any loss or expense incurred in any action in connection with or resulting from the Authority's execution of this Agreement; provided, however, that such indemnification shall not extend to any loss or expense resulting from the Authority's breach or violation of this Agreement.

     The Contractor agrees to indemnify the Authority for any loss or expense incurred by the Authority in any action in connection with or resulting from the disposition of the Contractor's remaining 2,500 AFY allocation of State Water Project water involving the Goleta Water District. The Authority agrees that if the Authority or any Project Participant does not elect, through the procedures contained in the Water Supply Retention Agreements, to acquire such 2,500 AFY, the Authority will not hinder or interfere with the disposition by the Contractor of such 2,500 AFY.

     The Authority represents and warrants that the Authority currently possesses no title incurred in connection with or direct or indirect interest in or rights to acquire percolating groundwater within the Santa Maria Basin. For so long as the Authority continues to possess no such title, interest or rights, the Contractor agrees to indemnify the Authority for any legal fees and expenses incurred in any action brought by the Contractor to adjudicate rights to percolating groundwater in the Santa Maria Basin if the Contractor causes the Authority to be named as a party in such action or, if such action is brought by another party, if Contractor causes the Authority to be named in such action. For so long as any Project Participant possesses no title to, direct or indirect interest in or rights to percolating groundwater in the Santa Maria Basin, the Contractor agrees to indemnify any Project Participant for any legal fees and expenses incurred in any action brought by the Contractor to adjudicate rights to percolating groundwater in the Santa Maria Basin if the Contractor causes such Project Participant to be named as a party in such action or, if such action is brought by another party, if Contractor causes such Project Participant to be named in such action. Notwithstanding the foregoing, in the event the Authority or any Project Participant subsequently obtains any title or direct or indirect interest in or rights to acquire, or engages in the extraction or management of, percolating groundwater within the Santa Maria Basin or for any reason elects to contest or participate in an adjudication of rights to percolating groundwater in the Santa Maria Basin, the indemnification set forth in this paragraph shall terminate as to the Authority or such Project Participant, as the case may be. The Contractor and the Authority hereby agree that State Water Project Water and other imported water stored in the Santa Maria Basin and groundwater stored in the Santa Maria Basin through an in lieu or similar program involving State Water Project Water or other imported water is not percolating groundwater for purposes of this Section.

     The Contractor acknowledges that certain members of the Authority currently possess title to, direct or indirect interests in or rights to groundwater in the Santa Maria Basin. The Contractor agrees not to assert any claims against such members in any action brought by the Contractor or by any other party to adjudicate rights to groundwater in the Santa Maria Basin based in whole or in part on any vote of such members on the Operating Committee, Board of Directors or other committees of the Authority.

     IN WITNESS WHEREOF the Contractor has executed this Agreement with the approval of its governing body, and caused its official seal to be affixed and the Authority has executed this Agreement in accordance with the authorization of its Board of Directors, and caused its official seal to be affixed.

                                            CENTRAL COAST WATER AUTHORITY

[SEAL]

Attest:

                                            By           [SIG]
                                              -----------------------------
                                                        Chairman




By             [SIG]
    --------------------------
             Secretary


                                            SOUTHERN CALIFORNIA WATER COMPANY


[SEAL)


Attest:                                     By
                                              --------------------------------
                                                         President


By
   ---------------------------
             Secretary

                                   EXHIBIT A


                   PART I:    SCHEDULE OF PROJECT ALLOTMENTS

                                                                                       Project
Contractor                                                                          Allotments
----------                                                                          ----------
 1.  City of Santa Maria                                                                16,200

 2.  City of Santa Barbara                                                               3,000

 3.  City of Guadalupe                                                                     550

 4.  Goleta Water District                                                               4,500

 5.  Montecito Water District                                                            2,700

 6.  Carpinteria County Water District                                                   2,000

 7.  Summerland Water District                                                             300

 8.  La Cumbre Mutual Water Company                                                      1,000

 9.  Santa Ynez River Water
      Conservation District,
      Improvement District No. 1                                                         2,000

10.  Morehart Land Company                                                                 200

11.  Santa Barbara Research                                                                 50

12.  Vandenberg Air Force Base                                                           5,500

13.  Southern California Water Company                                                     500

14.  City of Buellton                                                                      578
                                                                                       -------
                                                                                        39,078
                                                                                       =======


                                   EXHIBIT B


                               WATER SUPPLY COSTS


     The costs to the Contractor for supply of an amount of water equal to or less than the Contractor's Project Allotment, shall be determined in accordance with the Policy of the Authority regarding State water Delivery Costs (the "Policy").

     Under the Policy, the Authority's incurred costs shall be separated into two categories:

                 (1) Fixed Costs, independent of water deliveries to the Authority.

                 (2) Variable Costs, which are dependent upon actual deliveries of water.

         Fixed Costs (independent of water deliveries)

         Contractor Water System Revenue Bond Surcharge (WSR)

         Capital Cost Component (CCC)

         --  Delta Water Charge
         --  Transportation Charge

         Minimum Operation, Maintenance, Power and Replacement (OMP&R) Component (MOC)

         Delta Water Charge

         Variable Costs (dependent upon actual delivery of water)

         Variable Transportation Component (VTC)

         Off-Aqueduct Power Costs (OAP)

         Replacement Account (RA)

     In accordance with the Policy, Fixed Costs shall be offset by power revenues, and Variable Costs shall be paid by the Contractor as follows:

                                 Variable Costs
                                 --------------

Cost of Delivery = [VTC + OAP + RA] x 1.15*
Per Acre-Foot


*15% administration and overhead relating to the State Water Supply Contract


NOTES

1. All Costs Components are variable and are adjusted annually by the State of California Department of Water Resources (DWR).

2. The costs of delivery described above do not include any costs for the Project. Any OMP&R costs associated with the Project shall be in addition to the cost of delivery as defined in the Policy and as set forth in this Exhibit B.

                                   EXHIBIT C


[This opinion shall be delivered upon execution of the Water Supply Agreement]

June _, 1994


Central Coast Water Authority
1933 Cliff Drive
Santa Barbara, California  93109

[Contractor)

Ladies and Gentlemen:

     We are acting as general counsel to Southern California Water Company (the "Contractor") under the water Supply Agreement, dated as of June 1, 1994 (the "Agreement"), between the Central Coast Water Authority (the "Authority") and the Contractor, and have acted as general counsel to the Contractor in connection with the matters referred to herein. As such counsel we have examined and are familiar with (i) documents relating to the existence, organization and operation of the Contractor provided to us by the Contractor,
(ii) certifications by officers of the Contractor, (iii) all necessary documentation of the Contractor relating to the authorization, execution and delivery of the Agreement, and (iv) an executed counterpart of the Agreement. Terms used herein and not otherwise defined have the respective meanings set forth in the Agreement.

     Based upon the foregoing and such examination of law and such other information, papers and documents as we deem necessary or advisable to enable us to render this opinion, including the Constitution and laws of the State of California, together with the resolutions, ordinances and public proceedings of the Contractor, we are of the opinion that:

     1. The Contractor is a corporation, duly created, organized and existing under the laws of the State of_____________ and duly qualified to furnish water service within its service area.

     2. The Contractor has legal right, power and authority to enter into the Agreement and to carry out and consummate all transactions reasonably contemplated thereby, and the Contractor has complied with the provisions of applicable law relating to such transactions.

     3. The Agreement has been duly authorized, executed and delivered by the Contractor, is in full force and effect as to the Contractor in- accordance with its terms and, subject to the qualifications set forth in the second to the last paragraph hereof, and assuming that the Authority has all requisite power and authority, and has taken all necessary action, to authorize, execute and deliver such Agreement, the Agreement constitutes the valid and binding obligation of the Contractor.

     4. The obligations of the Contractor to make payments under the Agreement is a valid, legal and binding general obligation of the Contractor enforceable in accordance with its terms.

     5. No approval, consent or authorization of any governmental or public agency, authority or person is required for the execution and delivery by the Contractor of the Agreement.

     6. The authorization, execution and delivery of the Agreement and compliance with the provisions thereof will not conflict with or constitute a breach of, or default under, any instrument relating to the organization, existence or operation of the Contractor, any commitment, agreement or other instrument to which the Contractor is a party or by which it or its property is bound or affected, or any ruling, regulation, ordinance, judgment, order or decree to which the Contractor (or any of its officers in their respective capacities as such) is subject or any provision of the laws of the State of California relating to the Contractor and its affairs.

     7. There is no action, suit, proceeding, inquiry or investigation at law or in equity, or before any court, public board or body, pending or, to our knowledge, threatened against or affecting the Contractor or any entity affiliated with the Contractor or any of its officers in their respective capacities as such, which questions the powers of the Contractor referred to in paragraph 2 above or the validity of the proceedings taken by the Contractor in connection with the authorization, execution or delivery of the Agreement, or wherein any unfavorable decision, ruling or finding would materially adversely affect the transactions contemplated by the Agreement, or-which would adversely affect the validity or enforceability of the Agreement.

     The opinion expressed in paragraph 3 above is qualified to the extent that the enforceability of the Agreement may be limited by any applicable bankruptcy, insolvency, reorganization, arrangement, moratorium, or other laws affecting creditors' rights, to the application of equitable principles and to the exercise of judicial discretion in appropriate cases and to the limitations on legal remedies against public agencies in the State of California and provided that no opinion is expressed with respect to any indemnification or contribution provisions contained therein.

     This opinion is rendered only with respect to the laws of the State of California and the United States of America and is addressed only to the Central Coast Water Authority and the Contractor. No other person is entitled to rely on this opinion, nor may you rely on it in connection with any transactions other than those described herein.



                                            Very truly yours,

                                   EXHIBIT D


[This opinion shall be delivered upon execution of the Water Supply Agreement)

June 1, 1994


Central Coast Water Authority
1933 Cliff Drive
Santa Barbara, California  93109


Southern California Water Company

_________________________________

__________, California __________


Ladies and Gentlemen:

     We are acting as special counsel to the Central Coast Water Authority (the "Authority") under certain Water Supply Agreement, dated as of June 1, 1994 (each an "Agreement"), between the Authority (the "Authority") and each of the water contractors identified on Exhibit A attached hereto (each a "Contractor") in connection with the matters referred to herein. As such counsel we have examined and are familiar with (i) documents relating to the existence, organization and operation of the Authority provided to us by the Authority,
(ii) certifications by officers of the Authority, (iii) all necessary documentation of the Authority relating to the authorization, execution and delivery of the Agreement, and (iv) an executed counterpart of the Agreement. Terms used herein and not otherwise defined have the respective meanings set forth in the Agreement.

     Based upon the foregoing and such examination of law and such other information, papers and documents as we deem necessary or advisable to enable us to render this opinion including the Constitution and laws of the State of
California: together with the resolutions, ordinances and public proceedings of the Authority, we are of the opinion that:

     1. The Authority is a joint exercise of powers agency, duly created, organized and existing under the laws of the State of California.

     2. The Authority has legal right, power and authority to enter into the Agreement and to carry out and consummate all transactions reasonably contemplated thereby, and the Authority has complied with the provisions of applicable law relating to such transactions.

     3. The Agreement has been duly authorized, executed and delivered by the Authority, is in full force and effect as to the Authority in accordance with its terms and, subject to the qualifications set forth in the second to the last paragraph hereof and assuming that each Contractor has all requisite power and authority, and has taken all necessary action, to authorize, execute and deliver such Agreement, the Agreement constitutes the valid and binding obligation of the Authority.

     4. No approval, consent or authorization of any governmental or public agency, authority or person is required for the execution and delivery by the Authority of the Agreement.

     5. The authorization, execution and delivery of the Agreement and compliance with the provisions thereof will not conflict with or constitute a breach of, or default under, any instrument relating to the organization, existence or operation of the Authority, any commitment, agreement or other instrument to which the Authority is a party or by which it or its property is bound or affected, or, to the best of our knowledge, any ruling, regulation, ordinance, judgment, order or decree to which the Authority (or any of its officers in their respective capacities as such) is subject or any provision of the laws of the State of California relating to the Authority and its affairs.

     6. There is no action, suit, proceeding, inquiry or investigation at law or in equity, or before any court, public board or body, pending or, to our knowledge, threatened against or affecting the Authority or any of its officers in their respective capacities as such, which questions the powers of the Authority referred to in paragraph 2 above or the validity of the proceedings taken by the Authority in connection with the authorization, execution or delivery of the Agreement, or wherein any unfavorable decision, ruling or finding would materially adversely affect the transactions contemplated by the Agreement, or which, in any way, would adversely affect the validity or enforceability of the Agreement.

     The opinion expressed in paragraph 3 above is qualified to the extent that the enforceability of the Agreement may be limited by any applicable bankruptcy, insolvency, reorganization, arrangement, moratorium, or other laws affecting creditors' rights, to the application of equitable principles and to the exercise of judicial discretion in appropriate cases and to the limitations on legal remedies against public agencies in the State of California and provided that no opinion is expressed with respect to any indemnification or contribution provisions contained therein.

     This opinion is rendered only with respect to the laws of the State of California and the United States of America and is addressed only to the Authority and the Contractors. No other person IS entitled to rely on this opinion, nor may you rely on it in connection with any transactions other than those described herein.



                                            Very truly yours,

                                   EXHIBIT E


                                [Map of Reaches]

                                  EXHIBIT F


LIST OF NOTES, BONDS OR OTHER OBLIGATIONS OF THE CONTRACTOR AS OF DATE OF EXECUTION TO WHICH CONTRACTOR WATER SYSTEM REVENUES ARE PLEDGED

                                 MAXIMUM ANNUAL
DESCRIPTION                       DEBT SERVICE
-----------                       ------------
                                      NONE


                                   EXHIBIT G


                 SCHEDULE OF FIXED O&M COSTS BY TREATMENT PLANT
                               AND PROJECT REACH

                                                                                  PERCENTAGE
                                                                                  ----------
Treatment Plant

1.       City of Santa Maria                                                           %
2.       City of Santa Barbara
3.       City of Guadalupe
4.       Goleta Water District
5.       Montecito Water District
6.       Carpinteria County Water District
7.       Summerland Water District
8.       La Cumbre Mutual Water Company
9.       Santa Ynez River Water Conservation District,
          Improvement District No. 1
10.      Morehart Land Company
11.      Santa Barbara Research
12.      Vandenberg Air Force Base
13.      Southern California Water Company
14.      City of Buellton


Reach 1 - Mission Hills I

1.       City of Santa Maria                                                           %
2.       City of Santa Barbara
3.       City of Guadalupe
4.       Goleta Water District
5.       Montecito Water District
6.       Carpinteria County Water District
7.       Summerland Water District
8.       La Cumbre Mutual Water Company
9.       Santa Ynez River Water Conservation District,
          Improvement District No. 1
10.      Morehart Land Company
11.      Santa Barbara Research
12.      Vandenberg Air Force Base
13.      Southern California Water Company
14.      City of Buellton


Reach 2 - Mission Hills II

1.        City of Santa Maria                                                          %
2.        City of Santa Barbara
3.        City of Guadalupe

4.       Goleta Water District
5.       Montecito Water District
6.       Carpinteria County Water District
7.       Summerland Water District
8.       La Cumbre Mutual Water Company
9.       Santa Ynez River Water Conservation District,
          Improvement District No. 1
10.      Morehart Land Company
11.      Santa Barbara Research
12.      Vandenberg Air Force Base
13.      Southern California Water Company
14.      City of Buellton

Reach 3 - Santa Ynez I

1.       City of Santa Maria                                                           %
2.       City of Santa Barbara
3.       City of Guadalupe
4.       Goleta Water District
5.       Montecito Water District
6.       Carpinteria County Water District
7.       Summerland Water District
8.       La Cumbre Mutual Water Company
9.       Santa Ynez River Water Conservation District,
          Improvement District No. 1
10.      Morehart Land Company
11.      Santa Barbara Research
12.      Vandenberg Air Force Base
13.      Southern California Water Company
14.      Buellton


Reach 4 - Santa Ynez II

1.       City of Santa Maria                                                           %
2.       City of Santa Barbara
3.       City of Guadalupe
4.       Goleta Water District
5.       Montecito Water District
6.       Carpinteria County Water District
7.       Summerland Water District
8.       La Cumbre Mutual Water Company
9.       Santa Ynez River Water Conservation District,
          Improvement District No. 1
10.      Morehart Land Company
11.      Santa Barbara Research
12.      Vandenberg Air Force Base
13.      Southern California Water Company
14.      City of Buellton




                                      G-2